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                                                                     Exhibit 4.2
                               CONSOL ENERGY INC.

                          SUPPLEMENTAL INDENTURE NO. 1

                                  $250,000,000

                              7.875% Notes due 2012

     THIS SUPPLEMENTAL INDENTURE NO. 1, dated as of March 7, 2002 (this "Supplemental Indenture"), between CONSOL ENERGY INC., a Delaware corporation (the "Company"), the Guarantors listed on Schedule I hereto and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a New York trust company, as trustee under the Indenture referred to below (the "Trustee").

                             RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 7, 2002 (the "Indenture"), providing for the issuance from time to time of one or more series of Securities;

     WHEREAS, Article IX of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;

     WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 2.01 of the Indenture; and

     WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

     NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

                                  ARTICLE ONE
            RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

     SECTION 1.1 Relation to Indenture. This Supplemental Indenture constitutes
                 ---------------------
an integral part of the Indenture.

     SECTION 1.2 Definitions. For all purposes of this Supplemental Indenture,
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the following terms shall have the respective meanings set forth in this
Section.
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     "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, to the extent applicable to such transaction and as in effect from time to time.

     "Definitive Security" means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Exchange Offer Prospectus" means the prospectus included in the Exchange Offer Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Exchange Securities covered by such Exchange Offer Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

     "Exchange Offer Registration Period" means the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

     "Exchange Offer Registration Statement" means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Exchange Offer Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Exchange Securities" means the Securities of the Company issued in exchange for Initial Securities under the terms of the Registration Agreement and pursuant to the Indenture and this Supplemental Indenture in connection with the Registered Exchange Offer.

     "Global Security" has the meaning set forth in Section 2.3(b) herein.

     "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Supplemental Indenture.

     "Guarantors" means those subsidiaries of the Company listed on Schedule I hereto.

     "Indenture" means the Indenture relating to the Securities, dated as of March 7, 2002, among the Company, the Guarantors listed on Schedule I thereto and The Bank of Nova Scotia Trust Company of New York, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

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     "Initial Purchasers" means Salomon Smith Barney Inc., Mellon Financial
Markets, LLC, Scotia Capital (USA) Inc., PNC Capital Markets, Inc., Dresdner Kleinwort Wasserstein-Grantchester, Inc., Australia and New Zealand Banking Group Limited-London Branch, and NatCity Investments, Inc.

     "Initial Securities" means the Rule 144A Securities and the Regulation S Securities.

     "Participant" means members of, or participants in, the Depositary.

     "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

     "Purchase Agreement" means the Purchase Agreement dated March 4, 2002, among the Company, the Guarantors and the Initial Purchasers.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registered Exchange Offer" means the offer by the Company, made pursuant to the terms of the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     "Registration Agreement" means the Registration Rights Agreement dated March 7, 2002, among the Company, the Guarantors and the Initial Purchasers.

     "Registration Statement" means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Supplemental Indenture, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

     "Regulation S" means Regulation S under the Securities Act.

     "Regulation S Global Securities" has the meaning set forth in Section
2.3(b).

     "Regulation S Legend" means the legend set forth in Section 2.4(e)(iv) herein.

     "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

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     "Restricted Period" with respect to any Regulation S Securities means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the original issue date with respect to such Securities.

     "Restricted Securities Legend" means the legend set forth in Section 2.4(e)(i) herein.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities" means the 7.875% Notes due March 1, 2012.

     "Securities Registrar" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who will initially be the Trustee.

     "Shelf Registration Period" has the meaning set forth in Section 3(b) of the Registration Agreement.

     "Shelf Registration Statement" means a registration statement filed by the Company in connection with the offer and sale of the Initial Securities or the Exchange Securities pursuant to Section 3 of the Registration Agreement.

     "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

     SECTION 1.3 Rules of Construction. For all purposes of this Supplemental
                 ---------------------
Indenture:

          (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

          (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture;

          (c) the terms "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture; and

          (d) in the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

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                                  ARTICLE TWO
                                 THE SECURITIES

     SECTION 2.1 Title of the Securities. The Securities shall be designated the
                 -----------------------
7.875% Notes due March 1, 2012.

     SECTION 2.2 Limitation on Aggregate Principal Amount. The Securities will
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be initially issued in an aggregate principal amount of $250,000,000.

     SECTION 2.3 Form and Dating.
                 ---------------

          (a) General. The Securities and the Trustee's certificate of
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authentication shall be substantially in the form of Exhibit A hereto. The
Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling. The Initial Securities issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold initially only to (A) QIBs in reliance on Rule 144A and (B) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Securities.

          (b) Global Securities. The Rule 144A Securities shall be issued
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initially in the form of one or more permanent Global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and the Regulation S Securities shall be issued initially in the form of one or more Global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend (and in the case of the Regulation S Global Securities, the Regulation S Legend), which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

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          (c) Book-Entry Provisions. This Section 2.3(c) shall apply only to a
              ---------------------
Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.3(c) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian. Participants shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (d) Definitive Securities. Except as provided in Section 2.11 of the
              ---------------------
Indenture, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     SECTION 2.4 Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Securities. When Definitive
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Securities are presented to the Securities Registrar with a request:

               (i) to register the transfer of such Definitive Securities; or

               (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations;

          the Securities Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                    (A) shall be duly endorsed or accompanied by a written
               instrument of transfer in form reasonably satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                    (B) are accompanied by the following additional information and documents, as applicable:

                         (x) if such Definitive Securities are being delivered
                    to the Securities Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to

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                    that effect (in the form set forth on the reverse side of
                    the Initial Security); or

                         (y) if such Definitive Securities are being transferred
                    to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                    (C) if such Definitive Securities are being transferred
               pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (i) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.4(e)(i).

     (b) Restrictions on Transfer of a Definitive Security for a Beneficial
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Interest in a Global Security. A Definitive Security may not be exchanged for a
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beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Securities Registrar, together with:

          (i) certification (in form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

          (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to Section 2.11 of the Indenture, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

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     (c) Transfer and Exchange of Global Securities.
         ------------------------------------------

          (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interests in the Global Security being transferred. Transfers by an owner of a beneficial interest in a Rule 144A Global Security to a transferee who takes delivery of such interest through a Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act.

          (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Securities Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (iii) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 2.11 of the Indenture), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.11 of the Indenture prior to the consummation of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.4 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from

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     registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

     (d) Restrictions on Transfer of Regulation S Global Security.
         --------------------------------------------------------

          (i) During the Restricted Period, beneficial ownership interests in a Regulation S Global Security may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (A) to the Company, (B) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A,
     (C) in an offshore transaction in accordance with Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security shall be made only in accordance with the Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to a person whom the transferor reasonably believes is a QIB within the meaning of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

          (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in a Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of the Indenture.

     (e) Legends for Securities.
         ----------------------

          (i) Except as permitted by the following paragraphs (ii) or (iii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE

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     ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR
     NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1),(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Security evidencing a Global Security offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form:

     EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                                       10
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Each Definitive Security shall bear the following additional legend:

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITIES REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

          (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Securities Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Securities Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

          (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

          (iv) Any Initial Security that is a Regulation S Security, and any Security issued pursuant to the sale or transfer of a Regulation S Security during the Restricted Period, shall bear the following legend:

     PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON WITHIN THE MEANING OF REGULATION S OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON WITHIN THE MEANING OF REGULATION S, EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE.

          (v) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

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

          (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

     (f) Cancellation or Adjustment of Global Security. At such time as all
         ---------------------------------------------
beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     (g) Obligations with Respect to Transfers and Exchanges of Securities.
         -----------------------------------------------------------------

          (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Securities Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.05, 2.06, 2.07, 3.03(b) or 9.04 of the Indenture).

          (iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Securities Registrar shall be affected by notice to the contrary.

          (iv) The Company shall not be required to make and the Securities Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Securities surrendered upon such transfer or exchange.

     (h)  No Obligation of the Trustee.
          ----------------------------

          (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) or any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

          (ii) The Trustee shall have no obligations or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                 ARTICLE THREE
                            MISCELLANEOUS PROVISIONS

     SECTION 3.1 Ratification. The Indenture, as supplemented and amended by
                 ------------
this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     SECTION 3.2 Trustee Not Liable for Recitals. The recitals contained herein
                 -------------------------------
are made by the Company and the Guarantors, and the Trustee assumes no liability for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 3.3 Counterparts. This Supplemental Indenture may be executed in
                 ------------
any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 3.4 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES
                 -------------
SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                   CONSOL ENERGY INC.


                                   By:
                                      ------------------------------------------
                                      Name:  William J. Lyons
                                      Title: Senior Vice President and Chief
                                             Financial Officer

                                   Each of the Guarantor Subsidiaries listed on
                                   Schedule I hereto,

                                   ---------------------------------------------
                                   Name of Guarantor Subsidiary


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   THE BANK OF NOVA SCOTIA TRUST
                                   COMPANY OF NEW YORK, as Trustee


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE I

                                   GUARANTORS
                                   ----------

Conrhein Coal Company, a Pennsylvania general partnership
CONSOL Financial Inc.,a Delaware corporation
CONSOL of Kentucky, a Delaware corporation
CONSOL Pennsylvania Coal Company, a Delaware corporation
Consolidation Coal Company, a Delaware corporation
Consolidation Coal Sales Company, a Delaware corporation
Eighty-Four Mining Company, a Pennsylvania corporation
Fairmont Supply Company,a Delaware corporation
IC Coal Inc., a Delaware corporation
Island Creek Coal Company, a Delaware corporation
McElroy Coal Company, a Delaware corporation
Rochester & Pittsburgh Coal Company, a Pennsylvania corporation

                                    EXHIBIT A

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.11 OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.08 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                               CONSOL ENERGY INC.
                              7.875% Notes Due 2012

No. [ ]

                                                                       U.S. $[ ]
                                                                  CUSIP No.: [ ]
                                                                   ISIN No.: [ ]

     CONSOL Energy Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth above or such other principal sum on the Schedule attached hereto (which shall not exceed U.S.$250,000,000) on March 1, 2012, and to pay interest thereon from March 7, 2002 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on March 1 and September 1 in each year, commencing September 1, 2002, at the rate of 7.875% per annum, until the principal hereof is paid or made available for payment; provided, however, if (a) on or prior to the 90th day
--------  -------
following the date of original issuance hereof, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Securities and Exchange Commission, (b) on or prior to the 180th day following the date of original issuance hereof, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (c) on or prior to the 225th day following the date of original issuance of the Securities, neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, or
(d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, (A) such Registration Statement thereafter ceases to be effective or usable prior to the end of the Exchange Offer Registration Period or the Shelf Registration Period, as applicable, or (B) such Registration Statement or the related Prospectus ceases to be usable in connection with the resales of the Securities covered by such Registration Statement prior to the end of the Exchange Offer Registration Period or the Shelf Registration Period, subject to Sections 3(b)(ii) and
Section 4(k) of the Registration Agreement (each such event referred to in clauses (a) through (d), a "Registration Default"), interest ("Special Interest") will accrue on the principal amount of the Securities and the Exchange Notes (in addition to the stated interest on the Securities and the Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90 day period, but in no event shall such rate exceed 0.50% per annum.

     Unless otherwise defined capitalized terms herein shall have the meaning ascribed thereto in the Indenture and the Supplemental Indenture.

     The Company shall notify the Trustee within three business days after the occurrence of a Registration Default, and Special Interest shall be paid by depositing with the Trustee, in trust for the benefit of the Holders entitled to receive the Special Interest, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Special Interest then due. The Special Interest due shall be payable on each interest payment date to the record Holder entitled to receive the interest payment to be paid on such date as set forth in the Indenture.

     The interest (and Special Interest, if any) payable, and punctually paid or duly provided for, on any interest payment date for this Security will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be the 15th of February or the 15th of August (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

     Payment of the principal of (and premium, if any) and interest (and Special Interest, if any) on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written wire instructions at least five Business Days prior to the applicable Interest Payment Date.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                        [Signatures appear on next page]

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   CONSOL Energy Inc.


Dated:  March 7, 2002              By:
                                      ------------------------------------------
                                       Name: William J. Lyons
                                       Title:Senior Vice President and Chief
                                             Financial Officer


                                   By:
                                      ------------------------------------------
                                       Name: Daniel L. Fassio
                                       Title:Vice President and Secretary

                     TRUSTEES CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                   THE BANK OF NOVA SCOTIA TRUST
                                   COMPANY OF NEW YORK, as Trustee


                                   By:
                                      ------------------------------------------
                                       Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                              7.875% Note due 2012

     Section 1. Indenture. The Company issued the Securities under an Indenture,
                ---------
dated as of March 7, 2002, between the Company, the Guarantors listed on
Schedule I thereto and the Trustee, and Supplemental Indenture No. 1 thereto (the "Supplemental Indenture"), dated as of March 7, 2002 (collectively, the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions.

     The Securities are senior unsecured obligations of the Company initially limited to $250,000,000 aggregate principal amount at any one time outstanding. This Security is one of the Initial Securities referred to in the Supplemental Indenture.

     The Securities include the Initial Securities and any Exchange Securities issued in exchange for Initial Securities. The Initial Securities and Exchange Securities are treated as a single class of Securities under the Indenture.

     Section 2. Optional Redemption. The Securities may be redeemed at the
                -------------------
option of the Company, in whole or in part, at any time or from time to time. The redemption price for the Securities to be redeemed on any redemption date will be equal to the greater of: (i) 100% of the principal amount of the Securities being redeemed on the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Treasury Rate, plus 45 basis points, as determined by the Reference Treasury Dealer, plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Securities and the Indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Company shall mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered Holder of the Securities to be redeemed. Once notice of redemption is mailed, the Securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

     On and after the redemption date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Company defaults in the payment of the redemption price or accrued interest). On or before the redemption date, the Company will deposit with a Paying Agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on that date. If less than all of the Securities are to be redeemed, Securities that are not represented by a Global Security shall be redeemed in accordance with a method the Trustee deems to be fair and appropriate.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

     "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc., the other Initial Purchasers of the Securities (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of those entities ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for those entities another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

     "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

     "Treasury Rate" means, with respect to the redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     Section 3. Sinking Fund. The Securities are not subject to any sinking
                ------------
fund.

     Section 4. Notice of Redemption. These Securities may be redeemed in
`               --------------------
accordance with the Indenture. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount.

     Section 5. Denominations; Transfer; Exchange. The Securities are in
                ---------------------------------
registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

     Section 6. Persons Deemed Owners. The registered Holder of this Security
                --------------------
may be treated as the owner of it for all purposes.

     Section 7. Discharge and Defeasance. Subject to certain conditions, the
                ------------------------
Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be.

     Section 8. Trustee Dealings with the Company. Subject to certain
                ---------------------------------
limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owned to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

     Section 9. No Recourse Against Others. A director, officer, employee or
                --------------------------
stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     Section 10. Authentication. This Security shall not be valid until an
                 --------------
authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

     Section 11. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND
                 -------------
CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

     Section 12. CUSIP Numbers. Pursuant to a recommendation promulgated by the
                 -------------
Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     Section 14. Holders' Compliance with Registration Agreement. Each Holder of
                 -----------------------------------------------
a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein. In the event of a conflict between the terms of this Security and the Registration Agreement, the terms of the Registration Agreement shall control.

     The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

     This Certificate relates to $      principal amount of Securities held in
                                  ------
(check applicable space) book-entry or definitive form by               (the
                                                         ---------------
"Transferor").

The Transferor (check one box below).

     . has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     . has requested the Trustee by written to exchange or register the transfer of a Security or Securities.

     In connection with any transfer of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)  .     to the Company; or

(2)  .    pursuant to an effective registration statement under the Securities
          Act; or

(3)  .    inside the United States to a "qualified institutional
          buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(4)  .    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(5)  .    pursuant to another available exemption from registration provided by
          Rule 144 under the Securities Act.

     Prior to the expiration of the period referred to in Rule 144(k), unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to the registering any such transfer of the Securities, such legal opinions, certifications and other information required by the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                                   ---------------------------------------------
                                             [INSERT NAME OF TRANSFEROR]


Dated:                             By:
                                      ------------------------------------------

                              SCHEDULE OF EXCHANGES

The following exchanges of a part of this Book-Entry Security have been made:

                                                                 Principal Amount of
                                                                   this Book-Entry         Signature of
            Amount of decrease in      Amount of increase in     Security following    authorized signatory
Date of      Principal Amount of        Principal Amount of        such decrease          of Trustee or
Exchange   this Book-Entry Security   this Book-Entry Security     (or increase)       Security Custodian
--------   ------------------------   ------------------------   -------------------   --------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

irrevocably appoint         as agent to transfer this Security on the books of
                   --------
the Company. The agent may substitute another to act for him.

Dated:                     Your Signature:
        ----------                        ------------------------------------------------------------------------
                                          (Sign  exactly  as your name  appears on the other side of this Security.)